EXECUTION COPY

                           SECOND AMENDMENT AGREEMENT

AMENDMENT AGREEMENT ("AMENDMENT") dated as of January 21,2015 to the Committed Facility Agreement dated April 7, 2014 between BNP Paribas Prime Brokerage International, Ltd. ("PBL") and First Trust New Opportunities MLP & Energy Fund ("CUSTOMER"), (the "AGREEMENT").

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.    AMENDMENTS TO THE AGREEMENT

      (a) Section 1 of the Agreement ('Definitions') is hereby amended to add the following sentence to the end of the definition of "Floating Rate Financing Amount":

                  The Floating Rate Financing Amount may also be reduced pursuant to Section 2(e).

      (b) Section 1 of the Agreement ('Definitions') is hereby amended to add the following sentence to the end of the definition of "Total Facility Size":

                  The Total Facility Size may be reduced pursuant to Section
                  2(e).

      (c) Section 2 of the Agreement ('Borrowings') is hereby amended by replacing the last paragraph thereof with the following:

            (e) On the occurrence of the Notice Date referred to in the last paragraph of Section 6, (i) the Total Facility Size shall be reduced to an amount equal to the Drawn Amount, and (ii) the Floating Rate Financing Amount shall be reduced by an amount equal (in nominal terms) to the reduction in the Total Facility Size made pursuant to the foregoing clause (i).

      (d) Section 6 of the Agreement ('Scope of Committed Facility') is hereby amended by adding the following new paragraph to the end thereof:

                  Notwithstanding the foregoing or anything to the contrary herein, if a Funding Event has occurred, an amount equal to the Excess Financing Amount as of the Notice Date, if any, which, for the avoidance of doubt, would otherwise have been subject to the commitment described in the Agreement shall be due and payable immediately upon demand by PBL on any day on or after the 29th calendar day following the Notice Date; provided that, if such 29th calendar day is not a Business Day, then such Excess Financing Amount shall be due and payable immediately upon demand by PBL on any day on or after the Business Day immediately preceding such 29th calendar day (the "RATING DECLINE TERMINATION DATE"). Upon such termination, BNPP PB, Inc. shall pay to Customer a fee equal to 20 bps on the Excess Financing Amount on the Rating Decline Termination Date.

2.    REPRESENTATIONS

      Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.    MISCELLANEOUS

      (a) DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

      (b) ENTIRE AGREEMENT. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

      (c) COUNTERPARTS. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (d) HEADINGS. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

      (e) GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

                            (Signature page follows)

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE               FIRST TRUST NEW OPPORTUNITIES MLP
INTERNATIONAL, LTD.                       & ENERGY FUND

/s/ M. Andrews Yeo                        /s/ Mark R. Bradley
-----------------------------------       -----------------------------------
Name: M. Andrews Yeo                      Name: Mark R. Bradley
Title: Managing Director                  Title: President and CEO